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                      SECURITIES AND EXCHANGE COMMISSION

                           Washington, D.C.  20549



                                   Form 8-K



                                CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Item 2-July 25, 2001; Item 4-May 30, 2001; Item 5-July 27, 2001
       ---------------------------------------------------------------
               (Date of Report: Date of earliest event reported)


                         LEXON TECHNOLOGIES, INC.

      (Exact name of registrant as specified in its charter)


          Delaware                   0-24721             87-0502701
---------------------------- -----------------------  --------------------
(State or other jurisdiction (Commission File Number) (IRS Employer ID No.)
 of incorporation)



              1401 Brook Drive, Downers Grove, Illinois 60515
              --------------------------------------------------
                    (Address of principal executive office)



Registrant's telephone number, including area code: (630)916-6196
                                                    --------------



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                      ITEM 2. DISPOSITION OF ASSETS

     On July 25, 2001, Lexon Technologies, Inc. (the "Company") received a notice and demand letter from The Miller Group ("Miller") that Miller was exercising certain of its rights as a secured creditor due to the Company's default on payments due under a Security Agreement between Miller and Chicago Map Corporation, the Company's wholly owned subsidiary, dated November 18, 1999 (the "Security Agreement"). The demand letter requires the Company to assemble all of collateral subject to the Security Agreement and make it available to Miller. The demand letter further announces Miller's intention to dispose of the collateral in a public sale to be held August 14, 2001.

     The collateral subject to the Security Agreement is essentially all of the assets of Chicago Map Corporation. The Company has unsuccessfully sought equity and/or debt financing to fund current operations and stave off creditors. After exploring available alternatives to the seizure of the affected collateral, the Company has determined that allowing Miller to proceed is the only option which might permit customers of Chicago Map Corporation to continue to receive service while the sale is proceeding.

     The complete text of the demand letter is attached as an exhibit to this filing. The demand letter includes a detail of the collateral subject to seizure and sale.

          ITEM 4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

     On May 30, 2001, the Company's auditors, Hutton Nelson & McDonald, LLP, ("HN & M") sent the Company a termination notice confirming the cessation of the client-auditor relationship due to non payment of fees for professional services rendered during 1999 and 2000. The Company has not attempted to engage alternative auditors because the Company currently does not have any funds available to hire such alternative auditors. (See Item 2 above and Item 5 below).

     During the Company's two most recent fiscal years ended December 31, 1998 and 1999, respectively (the "Prior Fiscal Years"), HN & M did not issue any adverse opinions or disclaimers of opinion or qualify or modify an opinion as to uncertainty, audit scope, or accounting principles. During and the interim period from January 1, 2000 through September 30, 2000 (the "Interim Period"), HN & M modified its review reports for the six months ended June 30, 2000 and the nine months ended September 30, 2000, respectively, to include an explanatory paragraph as to uncertainty about the Company's ability to continue as a going concern. During the Prior Fiscal Years and the Interim Period, the Company has had no disagreement with HN & M as to any matter of accounting principles or practices, financial statements disclosure or auditing scope or procedure which, if not resolved to the satisfaction of HN & M, would have caused it to make reference to the subject matter of such disagreement in connection with its reports for the Prior Fiscal Years.

     There were no "reportable events" as such term is referred to in Item 304(a)(1)(v) of Regulation S-K during either (i) the Prior Fiscal Years or
(ii) the Interim Period.

     The Company has requested that HN & M review the foregoing disclosures and provide a letter addressed to the Securities and Exchange Commission stating whether they agree with the above statements and, if not, stating in what respects they do not agree. HN & M's letter is included as an exhibit to this report on Form 8-K. The complete text of the termination letter is also attached as an exhibit to this filing.

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                        ITEM 5. OTHER INFORMATION

     The Company's financial situation is desperate. The assets subject to seizure by The Miller Group, as detailed in Item 2 above, represent essentially all of the assets of the Company. Chicago Map Corporation has been the operating entity for the Company and the seizure of assets means that the Company will have no operations.

     The directors have explored various alternatives in order to maintain operations, including capital infusions through debt and/or equity financing, joint venture business arrangements, and renegotiation of outstanding liabilities with The Miller Group and other creditors. None of these efforts have been successful. Management reduced expenses and eliminated employees in a further effort to control costs and maintain operations.

     Because of the Company's financial straits, the Company has not been able to pay the professional fees owed to accountants and attorneys for the filing of its periodic reports with the Securities and Exchange Commission. The last report filed was for the quarter ended September 30, 2000. This failure to file resulted in loss of the listing for the Company's common stock on the NASD's over-the-counter quotation system in May 2001.

     At this date, the Company's liabilities greatly exceed its assets. The directors have determined that there are no viable alternatives to a bankruptcy filing under Chapter 7 of the U.S. Bankruptcy Code, and intend to make such a filing in the immediate future.


                           ITEM 7. EXHIBITS

     The following exhibits are included as part of this report:

            SEC
Exhibit     Reference
Number      Number      Title of Document                         Location
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99          99          Demand Letter dated July 25, 2001        This filing

16          16.01       Resignation Letter from Hutton Nelson    This filing
                        & McDonald dated May 30, 2001

16          16.02       Letter from Hutton Nelson & McDonald     This filing
                        Relating to its resignation

                                SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


LEXON TECHNOLOGIES, INC.

Date: July 31, 2001

/S/Kenneth J. Eaken, President and Chief Executive Officer